UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2019
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Preferred Apartment Communities, Inc., (the “Company”) today announced that on October 14, 2019, the Board of Directors (the "Board") of the Company unanimously elected Joel T. Murphy, age 61, as Chief Executive Officer of the Company, effective January 1, 2020, as part of a succession plan adopted by the Board, to serve in such role until the next annual meeting of the Board and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. As part of the succession plan, on October 8, 2019, Daniel M. DuPree, age 73, informed the Nominating and Corporate Governance Committee of the Board that he will resign as the Company's current Chief Executive Officer, effective as of the close of business on December 31, 2019. Mr. Murphy will continue as a member of the Board, where he has served since May 2019. Mr. DuPree will remain with the Company as Executive Chairman of the Board.

Prior to his appointment as CEO of the Company, Mr. Murphy has served as Chief Executive Officer of New Market Properties, LLC, a wholly-owned subsidiary of the Company since September 1, 2014 and as Chair of the Investment Committee for the Company since June 2018. Mr. Murphy has over 30 years of experience as an executive officer, principal and advisor in retail and multifamily projects, portfolios and investments.  From 1992 to 1995, Mr. Murphy served as the Director of Development of Cousins Properties Incorporated and from 1995 to 2008, he served as President of the Retail Division of Cousins Properties Incorporated, as well as a member of its investment committee. From January 2009 to present, Mr. Murphy served as Chief Executive Officer of Murphy Capital and Advisory Group LLC; from May 2010 to present, as Managing Partner of Paces Andrews Associates; from January 2011 to December 2013, as Principal of Iron Tree Capital LLC; and from August 2012 to July 2014, as Chief Executive Officer of Iron Tree Retail LLC. Mr. Murphy also currently serves on the board of directors of The Orvis Company.

At the time of the filing of this Current Report on Form 8-K, the Board and its Compensation Committee had not made any determination regarding changes in compensation or other employment arrangements in connection with Mr. Murphy's promotion. Neither Mr. DuPree nor Mr. Murphy currently have a written employment agreement with the Company.

Item 7.01    Regulation FD

On October 14, 2019, the Company issued a press release announcing the appointment of Joel T. Murphy as Chief Executive Officer of the Company, a copy of which is furnished as Exhibit 99.1 hereto pursuant to Item 7.01 of Form 8-K. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 is being furnished pursuant to Item 7.01 “Regulation FD Disclosure,” and is not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release Announcing Appointment of Joel T. Murphy as CEO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: October 15, 2019	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Secretary